UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005

ACCREDO HEALTH, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25769	62-1642871
(Commission File Number)	(IRS Employer Identification No.)

1640 Century Center Pkway, Suite 101, Memphis, Tennessee	38134
(Address of Principal Executive Offices)	(Zip Code)

(901) 385-3688

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2005, Accredo Health, Incorporated, a Delaware corporation (the “Company”), entered into definitive employment agreements, the effectiveness of which are conditioned upon the closing of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger among the Company, Medco Health Solutions, Inc. (“Medco”) and Raptor Merger Sub, Inc., with the following executive officers of the Company (the “Executive Officers”):

•	David D. Stevens, Chairman and Chief Executive Officer of the Company;

•	Joel R. Kimbrough, Senior Vice President and Chief Financial Officer of the Company;

•	Kyle J. Callahan, Senior Vice President of the Company and President of Hemophilia Health Services, a subsidiary of the Company;

•	Thomas W. Bell, Jr., Senior Vice President and General Counsel of the Company;

•	Steve Fitzpatrick, Senior Vice President of the Company and President of Accredo Health Group, Inc., a subsidiary of the Company; and

•	Jon B. Peters, Senior Vice President, Technology and Reimbursement of the Company.

Mr. Bell’s employment agreement contemplates that his employment will end on the later of December 31, 2005 or six months after the effective time of the Merger. By executing these employment agreements, the Executive Officers agree that their existing employment agreements with the Company will terminate as of the effective time of the Merger.

The employment agreements entitle the Executive Officers to an annual base salary and an annual incentive bonus. The annual base salaries are $515,052 for Mr. Stevens, $330,242 for Mr. Kimbrough, $281,745 for Mr. Bell, $287,563 for Mr. Callahan, $278,157 for Mr. Fitzpatrick and $239,692 for Mr. Peters. For the Company’s fiscal year ending June 30, 2005, the bonus will be based on the Company’s existing bonus plan, and for the balance of calendar year 2005, the Executive Officers are guaranteed a minimum bonus equal to 30% of annual base salary in the case of Mr. Stevens, and 20% of annual base salary in the case of Messrs. Peters, Callahan, Fitzpatrick, Kimbrough and Bell. For calendar year 2006, the Executive Officers will be eligible for a target bonus in accordance with a specific bonus plan to be developed.

At the effective time of the Merger, the Executive Officers, with the exception of Mr. Bell, will be granted a restricted stock award pursuant to the Company’s 2002 Long-Term Incentive Plan to receive Medco shares of common stock in an amount equal to two (2) times base salary for Messrs. Stevens, Peters, Callahan, Fitzpatrick and Kimbrough. Such restricted stock awards will be valued at the price per Medco share of common stock used to calculate the merger consideration. Mr. Bell will be granted options to purchase 39,000 shares of Medco common stock.

In addition, each Executive Officer other than Mr. Bell will be entitled to a Cash Retention Award on the earlier of the date that is twelve (12) months after the effective time of the Merger, or the date the Executive Officer terminates his employment for good reason or his employment is terminated for reasons other than cause. For Messrs. Stevens and Kimbrough, the cash retention award will equal one year’s base salary. For Messrs. Peters, Callahan and Fitzpatrick the cash retention award is equal to one-half of base salary.

Mr. Bell is entitled to receive on the last date of his employment, severance pay equal to twenty-four (24) months base salary and certain benefits. Messrs. Peters, Callahan and Fitzpatrick will be participants in the Executive Severance Plan which generally provides for a severance payment of one year’s salary, pro-rated bonus and 12-months COBRA payments in the event their employment is terminated without cause.

In addition, the employment agreements provide that the Executive Officers are eligible for coverage under employee benefit plans available to executives of the Company after the Merger. They will be eligible to participate in the Accredo Deferred Compensation Plan through December 31, 2007 (other than Mr. Bell, who will be eligible through his last date of employment) and the Company will continue to make contribution credits as provided in such plan consistent with past practice.

The Executive Officers agree that the National Restrictive Covenant and Confidentiality Agreement and the Proprietary Rights Agreement previously entered into between the executive officers and the Company and/or subsidiaries thereof will be assigned to Medco effective from and after the effective time of the Merger.

Item 1.02 Termination of a Material Definitive Agreement.

By executing the employment agreements described in Item 1.01 above, the Executive Officers agree that their existing employment agreements with the Company will terminate as of the effective time of the Merger.

Item 8.01. Other Events.

The Company is a party to two purported derivative lawsuits filed in the Circuit Court of Shelby County, Tennessee for the Thirtieth Judicial District at Memphis. These actions were consolidated and a Consolidated Derivative Complaint was filed on July 28, 2003. The derivative action names certain current and former Company officers and directors (David D. Stevens, John R. Grow, Kyle J. Callahan, Kevin L. Roberg, Kenneth R. Masterson, Kenneth J. Melkus, Dick R. Gourley, Nancy-Ann DeParle, Joel R. Kimbrough, Thomas W. Bell, Jr., and Patrick J. Welsh) as defendants. The derivative lawsuit alleges that the defendants breached fiduciary duties owed to the Company by engaging in the same alleged conduct that is the basis of the putative class action lawsuits. On behalf of the Company, the derivative complaint seeks compensatory damages from the defendants and the disgorgement of profits, benefits and other compensation received by the defendants. The Company has filed a motion to dismiss the Consolidated Derivative Complaint and the parties are awaiting the Court’s ruling on this motion. The Company believes that the claims asserted in the derivative lawsuit are without merit.

On February 23, 2005, the plaintiffs in this litigation filed a motion seeking leave to amend the Consolidated Derivative Complaint to add allegations regarding the pending merger with Medco. The proposed new amendment seeks injunctive relief to enjoin the merger on the grounds that the defendants allegedly seek to squeeze out the Company’s current shareholders for an unfair price and to insulate themselves from liability for alleged wrongdoing associated with the Company’s June 2002 acquisition of the SPS Division of Gentiva Health Services, Inc. The plaintiffs also seek to add as defendants Medco and the current directors of the Company who were not previously named (J. Martin Carroll, William Edward Evans and Thomas G. Rotherham). The Company denies the allegations contained in the current Consolidated Derivative Complaint and in the proposed amendment. The Company believes that the claims asserted in the proposed new amendment are without merit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredo Health, Incorporated

By:	/s/ Thomas W. Bell, Jr.
Thomas W. Bell, Jr.
General Counsel and Secretary

Dated: February 28, 2005